UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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AMERICAN MIDSTREAM PARTNERS, LP

(Name of Registrant as Specified in its Charter)

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AMERICAN MIDSTREAM PARTNERS, LP

1614 15th Street, Suite 300

Denver, Colorado 80202

NOTICE OF ACTION BY WRITTEN CONSENT

We Are Not Asking You for a Proxy and

You are Requested Not To Send Us a Proxy

To the Unitholders of American Midstream Partners, LP:

The purpose of this notice of action by written consent and information statement is to advise the unitholders of American Midstream Partners, LP of the approval, by written consent, of the Second Amended and Restated American Midstream GP, LLC Long-Term Incentive Plan (the “LTIP”), which provides for awards of options to purchase common units, restricted common units, common unit appreciation rights, phantom common units, distribution equivalent rights and other common unit-based awards to employees, directors or consultants providing services to us and our general partner. This notice and information statement is being mailed to unitholders of record as of June 21, 2012.

We are not asking you to approve the LTIP. The LTIP was unanimously approved by the board of directors of American Midstream GP, LLC, our general partner (the “General Partner”), on June 1, 2012. Although approval by unitholders of the LTIP is also required by rules of The New York Stock Exchange (the “NYSE”), we are not soliciting your vote because on June 11, 2012, AIM Midstream Holdings, LLC (“AIM Midstream Holdings”), which held approximately 57.7% of our outstanding total common and subordinated units as of that date, approved the LTIP by written consent in lieu of a special meeting of the unitholders to be effective 20 calendar days after the date this information statement is sent or given to our unitholders. This action by a revocable written consent will be sufficient to adopt the LTIP without the affirmative vote of any other unitholders. Accordingly, no other votes are necessary to adopt the LTIP and your approval is neither required nor requested.

Notwithstanding the execution and delivery of the written consent by the unitholder described above, under applicable securities regulations, the LTIP may not become effective until at least 20 calendar days after the date this information statement is sent or given to our unitholders. Therefore, the earliest possible date on which the LTIP can become effective is July 11, 2012. A copy of the LTIP is attached to the accompanying information statement as Annex A. Under the rules of the Securities and Exchange Commission (the “SEC”), we are required to furnish you with certain information concerning the LTIP. This notice and the accompanying information statement shall constitute notice to you as required by the rules of the SEC and our Amended and Restated Agreement of Limited Partnership, as further amended.

If you have any questions, please contact our Investor Relations Department at (720) 457-6060.

Sincerely,

Brian F. Bierbach

President and Chief Executive Officer

This notice and the accompanying information statement are dated June 21, 2012 and are first being mailed to our unitholders on or about June 21, 2012.

AMERICAN MIDSTREAM PARTNERS, LP

1614 15th Street, Suite 300

Denver, Colorado 80202

INFORMATION STATEMENT

We Are Not Asking You for a Proxy and

You are Requested Not To Send Us a Proxy

To the Unitholders of American Midstream Partners, LP:

This information statement is being furnished to the unitholders of American Midstream Partners, LP of record as of June 21, 2012, to provide information about the Second Amended and Restated American Midstream GP, LLC Long-Term Incentive Plan (the “LTIP”), which provides for awards of options to purchase common units, restricted common units, common unit appreciation rights, phantom common units, distribution equivalent rights and other common unit-based awards to employees, directors or consultants providing services to us and our general partner.

We are not asking you to approve the LTIP. The LTIP was unanimously approved by the board of directors of American Midstream GP, LLC, our general partner (the “General Partner”), on June 1, 2012. Although approval by unitholders of the LTIP is also required by rules of The New York Stock Exchange (the “NYSE”), we are not soliciting your vote because on June 11, 2012, AIM Midstream Holdings, LLC (“AIM Midstream Holdings”), which held approximately 57.7% of our outstanding total common and subordinated units as of that date, approved the LTIP by written consent in lieu of a special meeting of the unitholders to be effective 20 calendar days after the date this information statement is sent or given to our unitholders. This action by a revocable written consent will be sufficient to adopt the LTIP without the affirmative vote of any other unitholders. Accordingly, no other votes are necessary to adopt the LTIP and your approval is neither required nor requested.

Notwithstanding the execution and delivery of the written consent by the unitholder described above, under applicable securities regulations, the LTIP may not become effective until at least 20 calendar days after the date this information statement is sent or given to our unitholders. Therefore, the earliest possible date on which the LTIP can become effective is July 11, 2012. A copy of the LTIP is attached to the accompanying information statement as Annex A. Please read this information statement carefully and in its entirety as it contains important information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the LTIP, passed upon the merits or fairness of the LTIP or determined if this information statement is accurate or complete. Any representation to the contrary is a criminal offense.

Sincerely,

Brian F. Bierbach

President and Chief Executive Officer

This information statement is dated June 21, 2012 and is first being mailed to our unitholders on or about June 21, 2012.

ACTION BY THE BOARD OF DIRECTORS OF THE GENERAL PARTNER AND CONSENTING UNITHOLDER

On June 1, 2012, the board of directors of American Midstream GP, LLC (the “General Partner”) the general partner of American Midstream Partners, LP (the “Partnership”), unanimously approved resolutions adopting the Second Amended and Restated American Midstream GP, LLC Long-Term Incentive Plan (the “LTIP”), which provides for awards of options to purchase common units, restricted common units, common unit appreciation rights (“CUARs”), phantom units and distribution equivalent rights (“DERs”) to employees, directors or consultants providing services to us and our subsidiaries, subject to the requisite unitholder approval as required by the rules of the New York Stock Exchange (“NYSE”). Under Delaware law and under our Second Amended and Restated Agreement of Limited Partnership, as amended (the “Partnership Agreement”), any action that may be taken at a meeting of common unitholders may be taken without a meeting, without prior notice and without a vote, if approval in writing setting forth the action so taken is signed by the holders of outstanding limited partnership interests having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all limited partner interests entitled to vote thereon were present and voted. On June 11, 2012, the action taken by the board of directors of the General Partner (the “Board”) regarding the LTIP was approved by written consent of AIM Midstream Holdings, LLC (“AIM Midstream Holdings”), which held approximately 57.7% of our outstanding total common and subordinated units as of that date, to be effective 20 calendar days after the date this information statement is sent or given to our unitholders. Consequently, no meeting of our common unitholders will be held to approve the LTIP.

DISSENTER’S RIGHT OF APPRAISAL

Under Delaware law, unitholders are not entitled to dissenter’s rights of appraisal with respect to the above action.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of June 11, 2012, there were 9,107,916 common and subordinated units issued and outstanding. Each holder of common or subordinated units is entitled to one vote for each such common or subordinated unit held by such holder. As of June 11, 2012, AIM Midstream Holdings was the record owner of 5,251,186 common and subordinated units, representing 57.7% of the issued and outstanding common and subordinated units of American Midstream Partners, LP. AIM Midstream Holdings, as the holder of a majority of our outstanding common and subordinated units, has approved the LTIP as described above.

Preemptive Rights. Pursuant to our Partnership Agreement, no person, other than our General Partner, has any preemptive, preferential or other similar rights with respect to the issuance of our equity securities, including our common units. Our General Partner has the right, which it may assign to any of its affiliates, to purchase equity securities from us whenever, and on the same terms that, we issue equity securities to persons other than our General Partner and its affiliates, to the extent necessary for the General Partner and its affiliates to maintain their percentage ownership equal to that which immediately existed prior to the issuance of such equity securities. Our General Partner has waived its right with respect to our common units to be issued under the LTIP.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of units as of June 11, 2012 and the related transactions by:

•	each person who is known to us to beneficially own 5% or more of such units to be outstanding;

•	our general partner;

•	each of the directors and named executive officers of our general partner; and

•	all of the directors and executive officers of our general partner as a group.

All information with respect to beneficial ownership has been furnished by the respective directors, officers or 5% or more unitholders as the case may be.

Our general partner is owned 100.0% by AIM Midstream Holdings. American Infrastructure MLP Fund, L.P. (“AIM”) holds an aggregate 84.4% indirect interest in AIM Midstream Holdings. Robert B. Hellman, Jr. and Edward O. Diffendal serve on the board of directors of our general partner and are principals of and have ownership interests in AIM. In addition, Brian F. Bierbach, the President and Chief Executive Officer of our general partner and a member of the board of directors of our general partner, Marty W. Patterson, the Vice President of Commercial Affairs of our general partner, John J. Connor II, the Vice President of Operations of our general partner, Sandra M. Flower, the Vice President of Finance of our general partner, and William B. Mathews, the Secretary, General Counsel and Vice President of Legal Affairs of our general partner, have an aggregate 1.1% interest in AIM Midstream Holdings.

The amounts and percentage of units beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. In computing the number of common units beneficially owned by a person and the percentage ownership of that person, common units subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of June 11, 2011, if any, are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all units shown as beneficially owned by them, subject to community property laws where applicable.

Name of Beneficial Owner	Common Units Beneficially Owned	Percentage of Common Units Beneficially Owned	Subordnated Units Beneficially Owned	Percentage of Subordinated Units Beneficially Owned	Percentage of Total Common and Subordinated Units Beneficially Owned
AIM Universal Holdings, LLC (a)(b)	725,120	15.8%	4,526,066	100%	57.7%
AIM Midstream Holdings, LLC (b)	725,120	15.8%	4,526,066	100%	57.7%
The Northwest Mutual Life Insurance Company (d)	450,000	9.8%	—	0.0%	4.9%
Wellington Management Company, LLP (e)	393,300	8.6%	—	0.0%	4.3%
Fiduciary Asset Management Inc. (f)	371,650	8.1%	—	0.0%	4.3%
Robert B. Hellman, Jr. (b)	—	0.0%	—	0.0%	0.0%
Brian F. Bierbach (c)	*	* %	—	0.0%	* %
Daniel C. Campbell (c)	—	0.0%	—	0.0%	* %
John J. Connor II (c)	*	* %	—	0.0%	* %
Marty W. Patterson (c)	*	* %	—	0.0%	* %
William B. Mathews (c)	*	* %	—	0.0%	* %
Eileen A. Aptman (c)	—	0.0%	—	0.0%	0.0%
Edward O. Diffendal (b)	—	0.0%	—	0.0%	0.0%
David L. Page (c)	*	* %	—	0.0%	* %
L. Kent Moore (c)	*	* %	—	0.0%	* %
Gerald A. Tywoniuk (c)	*	* %	—	0.0%	* %
Donald H. Anderson (c)	—	0.0%	—	0.0%	0.0%
All directors and executive officers as a group (consisting of 12 persons)	110,350	2.4%	—	0.0%	1.2%

*	An asterisk indicates that the person or entity owns less than one percent.
(a)	AIM Universal Holdings, LLC, a Delaware limited liability company is the sole manager of AIM Midstream Holdings, LLC and may therefore be deemed to beneficially own the 725,120 common units and 4,526,066 subordinated units held by AIM Midstream Holdings. AIM Universal Holdings, LLC’s members consist of Robert B. Hellman, Jr., and Matthew P. Carbone, both directors of our general partner.
(b)	The address for this person or entity is 950 Tower Lane, Suite 800, Foster City, CA 94404
(c)	The address for this person or entity is 1614 15th Street, Denver, CO 80202
(d)	The address for this person or entity is 720 East Wisconsin Avenue, Milwaukee, WI 53202. This information is based solely on information included in the Schedule 13G/A filed by the beneficial owner on January 25, 2012.
(e)	The address for this person or entity is 280 Congress Street, Boston, MA 02210. This information is based solely on information included in the Schedule 13G filed by the beneficial owner on February 14, 2012.
(f)	The address for this person or entity is 8235 Forsyth Blvd, Suite 700, St. Louis, MO 63105. This information is based solely on information included in the Schedule 13G filed by the beneficial owner on February 14, 2012.

The percentage of units beneficially owned is based on a total of 9,107,916 common units and subordinated units outstanding at June 11, 2011.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Officer Compensation

We do not directly employ any of the persons responsible for managing our partnership. Instead, we are managed by our General Partner. All of the employees required to conduct and support our operations are employed by our General Partner. None of these employees are covered by collective bargaining agreements.

Summary Compensation Table

The following table presents total compensation amounts, paid, accrued or otherwise expensed by us with respect to the years ended December 31, 2011 and 2010 for the CEO, Vice President of Finance and three other most highly compensated executive officers of our General Partner as of December 31, 2011. Collectively, these five individuals were our “named executive officers” for 2011.

Name and Principal Position	Year	Cash Salary ($)(2)	Cash Bonus ($)	Unit Awards ($)(3)	All Other Compensation ($)(3)	Total ($)
Brian F. Bierbach	2011	$251,615	220,000	$—	$478,870	$950,485
(Chief Executive Officer)	2010	235,000	65,000	—	183,016	483,016

Sandra M. Flower (1)	2011	154,539	82,000	—	172,852	409,391
(Vice President of Finance)	2010	140,000	35,000	643,691	7,437	826,128

Marty W. Patterson	2011	202,462	103,000	—	240,476	545,938
(Senior Vice President of Commercial Services)	2010	190,000	35,000	—	91,733	316,733

John J. Connor II	2011	199,538	103,000	—	240,476	543,014
(Senior Vice President of Operations and Engineering)	2010	185,000	50,000	—	91,733	326,717

William B. Matthews	2011	198,361	91,000	—	93,561	382,922
(Vice President Legal Affairs, General Counsel and Secretary)	2010	185,000	35,000	321,839	9,872	551,711

(1)	Effective April 16, 2012 Mr. Daniel C. Campbell became the Senior Vice President and Chief Financial Officer, replacing Sandra M. Flower as the principal financial officer. (See, Form 8-K, filed April 16, 2012).
(2)	On June 9, 2011, we entered into new employment agreements with each of our named executive officers, which agreements were effective upon the completion of our initial public offering. In connection with the new employment agreements, the Compensation Committee approved base salary increases for 2011 for the named executives.
(3)	Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each phantom unit award granted in the year ended December 31, 2010 computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718. Assumptions used in the calculation of these amounts are included in Note 14 to our audited consolidated financial statements included in our Form 10-K, filed.
(3)	Amounts shown in this column include employer contributions to the named executive officers’ 401(k) plan accounts and life insurance premiums paid by the employer.

Compensation Discussion and Analysis

Our General Partner, under the direction the Board, is responsible for managing our operations and employs all of the employees that operate our business. The compensation payable to the officers of our general partner is paid by our general partner and such payments are reimbursed by us on a dollar-for-dollar basis. Our compensation program is designed to recruit and retain as executive officers individuals with the highest capacity to develop, grow and manage our business, and to align their compensation with our short-term and long-term goals. To do this, our compensation program for executive officers is made up of the following main components: (i) base salary, designed to compensate our executive officers for work performed during the fiscal year; (ii) short-term incentive programs, designed to reward our executive officers for our yearly performance and for their individual performances during the fiscal year; and (iii) equity-based awards, meant to align our executive officers’ interests with our long-term performance.

The Board has appointed the Compensation Committee to assist the Board in discharging its responsibilities relating to compensation matters, including matters relating to compensation programs for directors and executive officers of the general partner. The Compensation Committee has overall responsibility for evaluating and approving our compensation plans, policies and programs, setting the compensation and benefits of executive officers, and granting awards under and administering our equity compensation plans. The Compensation Committee is charged with, among other things, establishing compensation practices and programs that are (i) designed to attract, retain and motivate exceptional leaders, (ii) structured to align compensation with our overall performance and growth in distributions to unitholders, (iii) implemented to promote achievement of short-term and long-term business objectives consistent with our strategic plans, and (iv) applied to reward performance.

We structure total compensation for our executives to provide a guaranteed amount of cash compensation in the form of competitive base salaries, while also providing a meaningful amount of annual cash compensation that is at risk and dependent on our performance and individual performances of the executives, in the form of discretionary annual bonuses. We also seek to provide a portion of total compensation in the form of equity-based awards under our LTIP, in order to align the interests of executives and other key employees with those of our unitholders and for retention purposes. Historically, we have not made regular annual grants of awards under our LTIP. To date, the only awards under our LTIP were made in connection with our formation, although certain of these grants were made in 2010. Going forward, we expect that equity-based awards will be made more regularly and that equity-based awards will become more prominent in our annual compensation decision-making process.

Compensation decisions for individual executive officers are the result of the subjective analysis of a number of factors, including the individual executive officer’s experience, skills or tenure with us and changes to the individual executive officer’s position. In evaluating the contributions of executive officers and our performance, although no pre-determined numerical goals were established, a variety of financial measures have been generally considered, including non-GAAP financial measures used by management to assess our financial performance, such as adjusted EBITDA and cash available for distribution.

In making individual compensation decisions, the Compensation Committee historically has not relied on pre-determined performance goals or targets. Instead, determinations regarding compensation have been the result of the exercise of judgment based on all reasonably available information and, to that extent, were discretionary. Each executive officer’s current and prior compensation is considered in setting future compensation. The amount of each executive officer’s current compensation will be considered as a base against which determinations are made as to whether increases are appropriate to retain the executive officer in light of competition or in order to provide continuing performance incentives. Subject to the provisions contained in the executive officer’s employment agreement, if any, the Compensation Committee has discretion to adjust any of the components of compensation to achieve our goal of recruiting, promoting and retaining as executive officers, individuals with the skills necessary to execute our business strategy and develop, grow and manage our business.

To date, we have not reviewed executive compensation against a specific group of comparable companies or publicly traded partnerships. Rather, the Compensation Committee has historically relied upon the judgment and industry experience of its members in making decisions with respect to total compensation and with respect to the allocation of total compensation among our three main components of compensation. Going forward, we expect that the Compensation Committee will make compensation decisions taking into account trends occurring within our industry, including from a peer group of companies. Additionally, we expect that the Compensation Committee will take into account trends occurring within a group of publicly traded energy companies with market capitalizations in the same range as our own, including from a peer group of companies.

Base salaries for our executive officers will be determined annually by an assessment of our overall financial and operating performance, each executive officer’s performance evaluation and changes in executive officer responsibilities. While many aspects of performance can be measured in financial terms, senior management will also be evaluated in areas of performance that are more subjective. These areas include the development and execution of strategic plans, the exercise of leadership in the development of management and other employees, innovation and improvement in our business activities and each executive officer’s involvement in industry groups and in the communities that we serve. We seek to compensate executive officers for their performance throughout the year with annual base salaries that are fair and competitive within our marketplace. We believe that executive officer base salaries should be competitive with salaries for executive officers in similar positions and with similar responsibilities in our marketplace and adjusted for financial and operating performance and each executive officer’s performance evaluation, length of service with us and previous work experience. Individual salaries have historically been established by the Compensation Committee based on the general industry knowledge and experience of its members, in alignment with these considerations, to ensure the attraction, development and retention of superior talent. Going forward, we expect that determinations will continue to focus on the above considerations and will also take into account relevant market data, including data from our peer group. On June 9, 2011, we entered into new employment agreements with each of our named executive officers, which agreements were effective upon the completion of our initial public offering. In connection with approving the new employment agreements, the Compensation Committee approved base salary increases for 2011 for the named executive officers as provided in the table below.

Executive officers are rewarded for their contribution to our financial and operational success through the award of discretionary annual cash incentive bonuses. Annual cash incentive awards, if any, for the CEO are determined by the Compensation Committee. Annual cash incentive awards, if any, for the other executive officers are determined by the Compensation Committee taking into account input from the CEO.

Long-term incentive compensation in the form of equity grants are used to provide incentives for performance that leads to enhanced unitholder value, encourage retention and closely align the executive officers’ interests with unitholders’ interests. The only awards made under the LTIP since its adoption have been phantom units.

Our 401(k) plan allows executive officers and other employees to defer compensation (up to IRS imposed limits) for retirement and permits us to make annual discretionary matching contributions to the plan. For 2010, we matched employee contributions to 401(k) plan accounts up to a maximum employer contribution of 6% of the employee’s eligible compensation.

Each of the named executive officers is eligible to participate in our employee benefit plans which provide for medical, dental, vision, disability insurance and life insurance benefits, which are provided on the same terms as available generally to all salaried employees.

Grants of Plan-Based Awards in Fiscal Year 2011

No named executive officers received any awards under the LTIP in 2011.

Equity Awards Outstanding at December 31, 2011

The following tables provides information regarding outstanding split adjusted equity-based awards held by the named executive officers as of December 31, 2011. All such equity-based awards consist of phantom unit granted under the LTIP.

Name	Number of Phantom Units that Have Not Vested (a)	Market Value of Phantom Units that Have Not Vested (b)
Brian F. Bierbach (CEO)	37,551	$682,302
Sandra M. Flower (c)	18,775	341,142
Marty W. Patterson	18,775	341,142
John J. Connor II	18,775	341,142
William B. Matthews	9,387	170,562

(a)	The awards to Messrs. Bierbach, Patterson and Connor were granted on November 2, 2009. The awards to Ms. Flower and Mr. Mathews were awarded on March 2, 2010. Each of the awards vests as to 25% of the award on each of the first four anniversaries of the date of grant.
(b)	The market value of phantom units that had not vested as of December 31, 2010 is calculated based on the fair market value of our common units as of December 31, 2011, which was $18.17 multiplied by the number of unvested phantom units.
(c)	Effective April 16, 2012 Mr. Daniel C. Campbell became the Senior Vice President and Chief Financial Officer, replacing Sandra M. Flower as our principal financial officer. (See, Form 8-K, filed April 16, 2012).

Units Vested in 2011 and 2010

The following table shows the split adjusted phantom unit awards that vested during 2011 and 2010.

	2011			2010
Name	Number of Units Acquired on Vesting	Fair Market Value per Unit Upon Vesting	Value Realized on Vesting (b)	Number of Units Acquired on Vesting	Fair Market Value per Unit Upon Vesting	Value Realized on Vesting (b)
Brian F. Bierbach (CEO)	18,775	$17.19	$334,007	18,775	$20.60	$386,8400
Sandra M. Flower (a)	6,258	20.60	128,947	—	N/A	—
Marty W. Patterson	9,388	17.19	167,013	9,388	20.60	193,420
John J. Connor II	9,388	17.79	167,013	9,388	20.60	193,420
William B. Matthews	3,129	20.60	64,473	—	N/A	—

(a)	Effective April 16, 2012 Mr. Daniel C. Campbell became the Senior Vice President and Chief Financial Officer, replacing Sandra M. Flower. (See, Form 8-K, filed April 16, 2012).
(b)	The value realized upon vesting of phantom units is calculated based on the fair market value of our common units at the applicable vesting date.

Compensation Committee Report

The Board has appointed the Compensation Committee to assist the Board in discharging its responsibilities relating to compensation matters, including matters relating to compensation programs for directors and executive officers of the general partner. Robert B. Hellman, Jr. and L. Kent Moore serve as the members of the Compensation Committee; Mr. Hellman serving as chairman.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above and determined that it be included in this Information Statement on Schedule 14C.

Submitted by:	Robert B. Hellman, Jr.
L. Kent Moore

Notwithstanding anything to the contrary set forth in any previous filings under the Securities Act, as amended, or the Exchange Act, as amended, that incorporate future filings, including this Information Statement on Schedule 14C, in whole or in part, the foregoing report shall not be incorporated by reference into any such filings.

Director Compensation

Neither we nor our General Partner provide any additional compensation to employees who serve as directors of our General Partner. The following table presents information regarding compensation to the independent directors of our General Partner, Eileen A. Aptman, L. Kent Moore, David L. Page and Gerald A. Tywoniuk, during the year ended December 31, 2011.

Name	Fees Earned or Paid in Cash	Unit Awards (a)		All Other Compensation (b)	Total Compensation
Eileen A. Aptman	$27,500	$—		$—	$27,500
L. Kent Moore	41,500	—	(c)	158,927	200,427
David L. Page	48,000	—		158,128	206,128
Gerald A. Tywoniuk	42,764	—		—	42,764

(a)	The amount reported in this column represents the aggregate grant date fair value of the phantom unit award granted to Mr. Page as computed in accordance with FASB ASC Topic 718, which factors in the value of the accompanying DERs. Assumptions used in the calculation of these amounts are included in Note 14 to our audited consolidated financial statements included in our Form 10-K, filed March 19, 2012.
(b)	The amount reported in this column represents the dollar value of distributions paid in 2011 and 2010 pursuant to DERs granted in connection with outstanding phantom unit awards including a one-time payment on June 9, 2011 in consideration for the elimination of the DER’s previously granted. No such amounts are reported with respect to Mr. Page for 2010 due to the fact that the aggregate grant date fair value of his unit award reported in the above table factors in the value of the accompanying DERs.
(c)	On March 2, 2010, Mr. Page received a split-adjusted grant of 24,267 phantom units, with 25% of such units vesting on each of the first through fourth anniversaries of the grant date. As of December 31, 2011, Mr. Page held an aggregate of 18,201 unvested phantom units.

For 2011, the independent directors were compensated for their services as follows: (i) each received a $50,000 cash retainer annually; (ii) a $50,000 annual phantom unit grant; and (iii) if the individual served as chairman of a committee of the Board, then he received an additional $10,000 in cash annually for each committee chaired. We do not anticipate that Messrs. Moore or Page will participate in the annual phantom unit grant for the foreseeable future because each received a substantial phantom unit grant prior to our initial public offering. We expect Messrs. Moore and Page to receive the other elements of compensation outlined above. Additionally, the independent directors receive the following per meeting fees: (i) $1,000 for Board meetings attended in person; (ii) where applicable, $500 for Board committee meetings attended in person; and (iii) $500 for telephonic Board meeting and committee meetings greater than one hour in length.

Compensation Committee Interlocks and Insider Participation

There were no compensation committee interlocks or insider participation during 2011.

ADOPTION OF THE LTIP

The LTIP was unanimously approved by the board of directors of our General Partner on June 1, 2012 and approved by AIM Midstream Holdings, which holds approximately 57.7% of our outstanding common and subordinated units on June 11, 2012. Notwithstanding the execution and delivery of the written consent by AIM Midstream Holdings, under applicable securities regulations, the LTIP may not become effective until at least 20 calendar days after the date this information statement is first sent or given to our unitholders. Therefore, the earliest possible date on which the LTIP can become effective is July 11, 2012. We intend to file a post-effective amendment to our Registration Statement pursuant to the Securities Act of 1933, as amended, on Form S-8 (File Number 333-176438), to register the common units authorized to be granted under the Plans.

Description of the Second Amended and Restated American Midstream GP, LLC Long-Term Incentive Plan (“LTIP”)

The following description is a summary of the principal provisions of the LTIP. A copy of the LTIP is attached to this information statement as Annex A, and you should refer to the LTIP for further details of the plan and awards that may be made thereunder. This summary is qualified in its entirety by reference to Annex A.

General. The LTIP provides for awards of (i) options to purchase common units, (ii) restricted common units, (iii) common unit appreciation rights (“CUARs”), (iv) phantom units, (v) distribution equivalent rights (“DERs”), (vi) unit awards and (vii) other unit-based awards to employees, directors or consultants providing services for or on behalf of us and our subsidiaries. As described above under “Compensation of Directors and Executive Officers,” we are managed by our General Partner with all of our management, administrative and operating functions performed by employees of our General Partner. As such, the LTIP is designed to reward the employees of our General Partner and its affiliates, the directors of the General Partner and consultants providing services for or on behalf of us and our subsidiaries. We believe that the LTIP will provide an opportunity for participants to acquire or increase their equity interests in us and to provide a means whereby they may develop a sense of proprietorship and personal involvement in our development and financial success, and will encourage them to remain with our General Partner and its affiliates and to devote their best efforts to our General Partner and us.

Administration. The LTIP will be administered by the Board or such other committee of non-employee directors of the Board (each the “Committee”) as may be appointed to administer the LTIP. The Committee in its sole discretion, may delegate any or all of its powers and duties under the LTIP to the Chief Executive Officer of the General Partner, subject to limitations that the Committee may impose, if any. The Committee’s delegation to the Chief Executive Officer may not limit the Chief Executive Officer’s right to receive awards under the LTIP.

Subject to the terms of the LTIP and applicable law, and in addition to other express powers and authorizations granted to the Committee by the LTIP, the Committee will have full power and authority to: (i) designate participants; (ii) determine the type or types of awards to be granted to any participant; (iii) determine the number of common units to be covered by awards; (iv) determine the terms and conditions of any award; (v) determine whether, to what extent, and under what circumstances awards may be vested, settled, exercised, canceled, or forfeited; (vi) interpret and administer the LTIP and any instrument or agreement relating to an award made under the LTIP; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the LTIP; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the LTIP.

Eligibility. Any (i) employee of us, the General Partner or an affiliate of either who performs services for or on behalf of us or an affiliate, (ii) independent contractor, other than a member of the Board, who performs services for the benefit of us or the General Partner or an affiliate of either; or (iii) a member of the Board or a board of directors of an affiliate who is not an employee of consultant are eligible to receive awards under the LTIP. As of June 11, 2012, approximately 21 individuals, including 6 executive officers, 4 non-employee directors and 11 other employees were eligible to receive awards under the LTIP.

Units Subject to the LTIP. The maximum number of common units with respect to which awards may be granted under the LTIP is 1,175,352, subject to adjustment as described below if there is a change in common units, such as a unit split or other transaction that increases (or decreases) the number of common units outstanding. Notwithstanding the foregoing, there are no limitations on the number of awards that may be granted under the LTIP and are payable solely in cash. As of the date of the adoption of the LTIP, there will be 574,141 units available for future grant awards.

If any award is terminated, cancelled, forfeited or expires for any reason without the actual delivery of units covered by such award or units are withheld from an award to satisfy the exercise price or the employer’s tax withholding obligation with respect to such award, such units will again be available for issuance pursuant to other awards granted under the LTIP. The Committee may from time to time adopt and observe such rules and procedures concerning the counting of common units against the LTIP maximum or any sublimit as it may deem appropriate, including rules more restrictive to the extent necessary to satisfy the requirements of any national securities exchange on which the common units are listed or any applicable regulatory requirement.

Types of Awards. The LTIP provides for awards of (i) options to purchase common units, (ii) restricted common units, (iii) CUARs, (iv) phantom units and (v) DERs to eligible participants. All awards, further described below, are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the Committee, in its discretion, subject to such limitations that are set forth in the LTIP. The number of common units subject to any award is also determined by the Committee in its discretion. The Board or Committee will also have the authority to determine the recipients to whom options shall be granted, provided that for purposes of compliance with Section 409A of the Code, only employees of us and our 50% owned subsidiaries are eligible for awards of options or CUARs. The term of each award will be for a period as determined by the Committee, but may not exceed 10 years.

Options. The purchase price per common unit purchasable under an option shall be determined by the Committee at the time the option is granted, but may not be less than 100% of the Fair Market Value (defined below) per common unit as of the date of grant.

Restricted Units. A restricted unit is a common unit granted under the LTIP that is subject to forfeiture provisions and restrictions on its transferability. The Committee will determine whether any distributions made by us with respect to the restricted units are payable with respect to, and/or accrue on, such restricted units and, if payable and/or accrued, whether such distributions shall be subject to forfeiture and/or other restrictions. If distributions are to be forfeited and/or otherwise restricted, such restrictions (including forfeitures, if any) shall be determined in the sole discretion of the Committee.

Common Unit Appreciation Rights. A CUAR is an award that, upon exercise, entitles the holder to receive the excess, or such designated portion of the excess not to exceed 100%, of the Fair Market Value of a common unit on the exercise date over the exercise price established for such CUAR. Such excess may be paid in cash and/or in common units as determined by the Committee in its discretion.

Phantom Units. A phantom unit is a notional or phantom unit granted under the LTIP which upon vesting entitles the holder to receive an amount of cash equal to the Fair Market Value of one common unit or, in the discretion of the Committee, one common unit.

Distribution Equivalent Rights. A DER is a contingent right to receive an amount of cash equal to all or a designated portion (whether by formula or otherwise) of the cash distributions made by us with respect to a common unit during a specified period.

Unit Awards. Unit awards may be granted under the LTIP such amounts as the Committee, in its discretion, may select.

Other Unit-Based Awards. Other unit-based awards may be granted under the LTIP such amounts as the Committee, in its discretion, may select. Other unit-based awards will me an award denominated or payable in, valued in or otherwise based on or related to the common units, in whole or in part, and will include unrestricted common units. The Committee will determine the terms and conditions, if any, of any other unit-based awards. Upon or as soon as reasonably practicable following vesting, an other unit-based award can be settled, as determined by the Committee in its discretion, in cash, common units (including restricted units) or any combination of cash, common units and restricted units as determined by the Committee, in its discretion. Settlement will be made no later than the 15th day of the 3rd calendar month following the date on which the restricted period ends by vesting.

Fair Market Value. Fair Market Value of a common unit means the closing sales price of a common unit on the principal national securities exchange or other market in which trading in common units occurs on the applicable date (or if there is no trading in the common units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event common units are not publicly traded on a national securities exchange or other market at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value will be made in good faith by the Committee.

Limits on Transfer of Awards. Each option and unit appreciate right shall be exercisable only by the participant during the participant’s lifetime, or by the person to whom the participant’s rights shall pass by will or the laws of descent and distribution. No award and no right under any such award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against us, the General Partner or any affiliate. Notwithstanding the foregoing, to the extent specifically provided by the Committee with respect to an award, an award may be transferred by a participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.

Change of Control. Upon the occurrence of a change of control, recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization of or involving us, any change in accounting principles affective our financial statements, the Committee, in its sole discretion, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the LTIP or an outstanding award or mitigate any unfavorable accounting consequences, may: (i) provide for either (a) the cancellation and termination of any award in exchange for an amount of cash, other property or securities equal to the amount that would have been attained upon the exercise of the award or realization of the participant’s rights or (b) the replacement of the award with or the conversion of the award into cash or other securities with other rights or property selected by the Committee in its sole discretion; (ii) provide that the award be assumed by the successor or survivor entity or be exchanged for similar options with appropriate adjustments as to the number and kind of equity interests and prices; (iii) make adjustment in the number and type of units (or other securities or property) subject to outstanding awards, in the number and kind of outstanding awards or in the terms and conditions of, and the vesting and performance criteria included in, outstanding awards, or both; (iv) provide that such award may be exercisable or payable; and (v) provide that the award cannot be exercised or become payable after such event. The Committee will not make any such adjustments to the extent that such action would cause (a) the application of Section 409A of the Code to the award or (b) create adverse tax consequences under Section 409A of the Code should that Code section apply to the award.

Amendment and Termination. Except as required by applicable law or the rules of the principal securities exchange on which the common units are traded, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the LTIP in any manner, including increasing the number of common units available for awards under the LTIP, without the consent of any partner, participant, other holder or beneficiary of an award, or other person. The Committee may also, in its discretion, waive any conditions or rights under, amend any terms of, or alter any award theretofore granted, provided no change, other than pursuant to the following paragraph, in any award shall materially reduce the benefit to participant without the consent of such participant.

Duration. Once effective, the LTIP will continue until the earliest of (i) the date established by the Board or the Committee, (ii) the 10th anniversary of the date the LTIP was adopted by the General Partner (or such earlier anniversary, if any, required by the rules of the exchange on which the units are traded), or (iii) the date units are no longer available for delivery pursuant to awards under the LTIP. However, unless otherwise expressly provided in the LTIP or in an applicable award agreement, any award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such award or to waive any conditions or rights under such award, shall extend beyond such termination date.

Tax Effects of Awards under the LTIP. The following is a general description of the current federal income tax consequences of awards granted under the LTIP.

Options. There are no federal income tax consequences to optionees upon the grant of an option to purchase common units under the LTIP. Generally, upon the exercise of an option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise equal to the excess of the fair market value of the common units on the date of exercise over the option price paid for the common units.

Restricted Units. The recipient of a restricted unit award will not recognize income upon the grant of restricted units if such units are subject to a substantial risk of forfeiture for federal income tax purposes. If the recipient makes an election under Section 83(b) of the Internal Revenue Code within 30 days after the transfer of the restricted units to him or her, he or she will recognize ordinary income in the year of receipt in an amount equal to the excess of the fair market value of the units at the time of transfer over the amount paid, if any, by the recipient for the units. In addition, after the Section 83(b) election, the recipient will be treated as a unitholder for tax purposes.

If the recipient does not make a Section 83(b) election, the recipient will recognize ordinary income when the forfeiture restrictions lapse, in an amount equal to the excess of the fair market value of the common units on the date the forfeiture restrictions lapse over the amount paid, if any, for the common units. A recipient that does not make a Section 83(b) election will not be treated as a unitholder for tax purposes until the forfeiture restrictions lapse.

Common Unit Appreciation Rights. The recipient of a CUAR will not recognize income at the time of the award. Upon exercise of a CUAR, the recipient will recognize ordinary income equal to the fair market value of any cash or common units received.

Phantom Units. The recipient of a phantom unit award will not recognize income at the time of the award. Upon the payment of cash or transfer of common units in satisfaction of the award, the recipient will recognize ordinary income equal to the fair market value of any cash or common units received.

Distribution Equivalent Rights. The recipient of a DER will not recognize income at the time of the award. Upon a distribution with respect to a DER, the recipient will recognize ordinary income equal to the fair market value of any cash or common units received.

Unit Awards. The recipient of a unit award will recognize ordinary income upon the receipt of common units in satisfaction of the award, in an amount equal to the fair market value of the common units received.

LTIP Benefits. Because awards under the LTIP are granted at the discretion of the Committee, future benefits under the LTIP are not currently determinable.

Securities Authorized for Issuance Under Equity Compensation Plans

As of the date of the adoption of the LTIP, the number of units that may be delivered with respect to awards under the LTIP may not exceed 1,175,352 units, subject to specified anti-dilution adjustments.

VOTING PROCEDURES

Pursuant to Delaware corporate law, the affirmative vote or consent of the holders of a majority of our outstanding common units is sufficient to adopt the LTIP, which vote was obtained through the written consent of AIM Midstream Holdings as the record owner of approximately 57.7% of the issued and outstanding common and subordinated units as of June 11, 2012. Accordingly, no other votes are necessary to adopt the LTIP and your approval is neither required nor requested.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Employees of the General Partner who perform services for us and the General Partner, and the members of the Board will be eligible to receive awards under the LTIP. Accordingly, the members of the Board and executive officers of our General Partner have a substantial interest in the approval of the LTIP.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Our internet address is www.americanmidstream.com. We electronically file or furnish annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission. You can obtain this information without charge from the Securities and Exchange Commission’s website at www.sec.gov or upon written or oral request to:

AMERICAN MIDSTREAM PARTNERS, LP

1614 15th Street, Suite 300

Denver, Colorado 80202

Attention: Investor Relations

Phone: (720) 457-6060

Delivery of Documents to Unitholders Sharing an Address

Unless we have received contrary instructions from a unitholder, we are delivering only one information statement to multiple unitholders sharing an address. This practice known as “householding” is intended to reduce our printing and postage costs. We will, upon request, promptly deliver a separate copy of the information statement to a unitholder who shares an address with another unitholder. A unitholder who wishes to receive a separate copy of the information statement may direct such request to the Investor Relations Department at American Midstream Partners, LP, 1614 15th Street, Suite 300, Denver, CO 80202, Attention: Investor Relations, 720-457-6060. Unitholders who receive multiple copies of the information statement at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the investor relations contact listed above.

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ANNEX A

SECOND AMENDED AND RESTATED

AMERICAN MIDSTREAM GP, LLC

LONG-TERM INCENTIVE PLAN

([July 11], 2012)

1. Purpose of the Plan. This Second Amended and Restated American Midstream GP, LLC Long-Term Incentive Plan (the “Plan”) has been adopted by American Midstream GP, LLC, a Delaware limited liability company (the “Company”), the general partner of American Midstream Partners, LP a Delaware limited partnership (the “Partnership”). The Plan is intended to promote the interests of the Partnership, the Company and their Affiliates by providing to employees, consultants and directors of the Partnership, the Company and their Affiliates incentive compensation awards for superior performance that are based on Units. The Plan is also contemplated to enhance the ability of the Partnership, the Company and their Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company, the Partnership and their Affiliates, and to encourage them to devote their best efforts to advancing the business of the Company, the Partnership and their Affiliates.

2. Definitions; Construction.

a. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the immediately preceding two sentences, to the extent that Section 409A of the Code applies to Options or Unit Appreciation Rights granted under the Plan, the term “Affiliate” means all Persons with whom the Partnership could be considered a single employer under Section 414(b) or Section 414(c) of the Code substituting “50 percent” in place of “80 percent” in determining a controlled group of corporations under Section 414(b) of the Code and in determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code.

“Award” means an Option, UAR, Restricted Unit, Phantom Unit, Other Unit-Based Award, Unit Award or Replacement Award, and shall also include any tandem DERs granted with respect to an Award.

“Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.

“Board” means the Board of Directors of the Company.

“Change of Control” means, and shall be deemed to have occurred upon the occurrence of, one or more of the following events:

(i) any “Person” or “group” within the meaning of those terms as used in Section 13(d) and Section 14(d)(2) of the Exchange Act, other than an Affiliate of the Company or the Partnership, shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in the Company or the Partnership;

(ii) the limited partners of the Partnership approve, in one or a series of transactions, a plan of complete liquidation of the Partnership;

(iii) the sale, lease or other disposition by either the Company or the Partnership of all or substantially all of its assets in one or more transactions to any Person other than the Company or an Affiliate of the Company; or

(iv) a transaction resulting in a Person other than the Company or an Affiliate of the Company being the general partner of the Partnership.

; provided, however, that, notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Code and with respect to which a Change of Control will accelerate payment, “Change of Control” shall only include a Change of Control that constitutes a “change in control event” as defined in the regulations and guidance issued under Section 409A of the Code; and provided further, however, that, notwithstanding the foregoing, for purposes of determining whether the vesting of any Award accelerates, “Change of Control” shall not include any initial public offering of the Partnership’s equity securities that is registered under the Securities Act of 1933 or any private offering undertaken by or for the Partnership as an alternative to such an initial public offering.

“Code” means the Internal Revenue Code of 1986, as amended. Reference to any section of the Code shall include reference to such section and the regulations and other authoritative guidance promulgated thereunder.

“Committee” means the Board or such committee of the Board, if any, as may be appointed by the Board to administer the Plan.

“Consultant” means an independent contractor, other than a Director, who performs services for the benefit of the Company or the Partnership or an Affiliate of either of them.

“DER” or “Distribution Equivalent Right” means a contingent right, granted in tandem with a specific Option, UAR or Phantom Unit, to receive an amount in cash equal to the cash distributions made by the Partnership with respect to a Unit during the period such DER is outstanding.

“Director” means a member of the Board or a board of directors of an Affiliate who is not an Employee or a Consultant.

“Employee” means any employee of the Company or the Partnership or an Affiliate of either of them who performs services for the benefit of the Company or the Partnership or an Affiliate of either of them.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the closing sales price of a Unit on the principal national securities exchange or other market in which trading in Units occurs on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not traded on a national securities exchange or other market at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee by the reasonable application of a reasonable method. Notwithstanding the foregoing, with respect to an Award granted on the effective date of the initial public offering of Units, Fair Market Value on such date shall mean the initial offering price per Unit as stated on the cover page of the Registration Statement on Form S-1 (or successor form thereto) for such offering.

“Option” means an option to purchase Units granted under the Plan.

“Other Unit-Based Award” means an award granted pursuant to Section 6.f.

“Participant” means any Employee, Consultant or Director granted an Award under the Plan.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Phantom Unit” means a phantom (notional) unit granted under the Plan that entitles the Participant to receive an amount of cash equal to the Fair Market Value of one Unit upon vesting of the Phantom Unit; however, the Committee, in its discretion, may elect to pay such vested Phantom Unit with a Unit in lieu of cash.

“Replacement Award” means an Award granted pursuant to Section 6.g.

“Restricted Period” means the period established by the Committee with respect to an Award during which the Award is not transferable, remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.

“Restricted Unit” means a Unit granted under the Plan that is subject to a Restricted Period.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Unit” means a Common Unit of the Partnership.

“UAR” or “Unit Appreciation Right” means an Award that, upon exercise, entitles the holder to receive the excess of the Fair Market Value of a Unit on the exercise date over the exercise price established for such Unit Appreciation Right. Such excess may be paid in cash, Units or any combination thereof, as determined by the Committee in its discretion.

“Unit Award” means the grant of a Unit that is not subject to a Restricted Period.

“UDR” or “Unit Distribution Right” means a right to receive distributions made by the Partnership with respect to a Restricted Unit.

b. Construction. In this Plan, unless a clear contrary intention appears: i. the gender of all words used in this Plan includes the masculine, feminine and neuter; ii. the singular forms of nouns, pronouns and verbs shall include the plural and vice versa; iii. all references to Articles and Sections refer to articles and sections in this Plan, each of which is made a part for all purposes; iv. the terms “include” and “includes” mean “includes, without limitation,” and “including” means “including, without limitation,”; v. all Article and Section headings in this Plan are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof; and vi. the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Plan, refer to this Plan as a whole and not to any particular provision of this Plan.

3. Administration.

a. Governance. The Plan shall be administered by the Committee.

b. Delegation. Subject to the following and applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose, if any. Upon any such delegation, all references in the Plan to the “Committee”, other than in Section 7, shall be deemed to include the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a Person who is an officer subject to Rule 16b-3 or a member of the Board.

c. Authority and Powers. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: i. designate Participants; ii. determine the type or types of Awards to be granted to a

Participant; iii. determine the number of Units to be covered by Awards; iv. determine the terms and conditions of any Award; v. determine whether, to what extent, and under what circumstances Awards may be vested, settled, exercised, canceled, or forfeited; vi. interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; vii. establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and viii. make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate, any Participant, and any beneficiary of any Participant.

4. Units.

a. Limits on Units Deliverable. Subject to adjustment as provided in Section 4.c, the number of Units that may be delivered with respect to Awards under the Plan may not exceed 1,175,352 Units; provided, however, if any Award (including Restricted Units) is terminated, cancelled, forfeited or expires for any reason without the actual delivery of Units covered by such Award or Units are withheld from an Award to satisfy the exercise price or the employer’s tax withholding obligation with respect to such Award, such Units shall again be available for delivery pursuant to other Awards granted under the Plan. Notwithstanding the foregoing, (i) there shall not be any limitation on the number of Awards that may be granted under the Plan and paid in cash, and (ii) any Units allocated to an Award shall, to the extent such Award is paid in cash, be again available for delivery under the Plan with respect to other Awards.

b. Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market or from any Affiliate, the Partnership or any other Person, or any combination of the foregoing, as determined by the Committee in its sole discretion.

c. Anti-Dilution Adjustments. With respect to any “equity restructuring” event that could result in an additional compensation expense to the Company or the Partnership pursuant to the provisions of Statement of Financial Accounting Standards No. 123 (“FAS 123R”) if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Units covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such restructuring event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted after such event. With respect to any other similar event that would not result in a FAS 123R accounting charge if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards in such manner as it deems appropriate with respect to such other event. In the event the Committee makes any adjustment pursuant to the foregoing provisions of this Section 4.c, the Committee shall make a corresponding and proportionate adjustment with respect to the maximum number of Units that may be delivered with respect to Awards under the Plan as provided in Section 4.a and the kind of Units or other securities available for grant under the Plan. Notwithstanding the foregoing, the Committee shall not take any action otherwise authorized under this Section 4.c to the extent that such action would cause the application of Section 409A of the Code to the Award or create adverse tax consequences under Section 409A of the Code should that Code section apply to the Award.

5. Eligibility. Any Employee, Consultant or Director shall be eligible to be designated a Participant by the Committee and receive any number of Awards under the Plan.

6. Awards.

a. Options. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Options shall be granted, the number of Units to be covered by each Option, whether DERS are granted with respect to such Option, and the conditions and limitations applicable to the exercise of such Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

i. Exercise Price. The exercise price per Unit under an Option shall be determined by the Committee at the time the Option is granted and, except with respect to a Replacement Award, may not be less than its Fair Market Value as of the date of grant.

ii. Time and Method of Exercise. The Committee shall determine (A) the time or times at which an Option may be exercised in whole or in part, which may include accelerated vesting upon the achievement of specified performance goals or other events, and (B) in its discretion the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include cash, check acceptable to the Company, a “cashless-broker” exercise through a program approved by the Company, with the consent of the Company, the withholding of Units that would otherwise be delivered to the Participant upon the exercise of the Option, or the tender of other securities or other property (including previously acquired Units), or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.

iii. Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment or consulting with the Company, the Partnership and their Affiliates or membership as a Director, whichever is applicable, for any reason during the applicable Restricted Period, all Options shall be forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options.

iv. DERs. To the extent provided by the Committee, in its discretion, a grant of Options may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Absent any provision to the contrary with regard to the DERs in the Award Agreement, DERs shall be subject to the same vesting restrictions as apply to the Options with respect to which they were granted. Further, as required by Section 409A of the Code, DERs granted in tandem with Options shall not be directly or indirectly contingent on the exercise of the Options with respect to which they were granted. Settlement of DERs, if any, granted in tandem with Options shall comply with Section 6.h.viii.

b. UARs. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Unit Appreciation Rights shall be granted, the number of Units to be covered by each grant, whether DERs are granted with respect to such Unit Appreciation Right, the exercise price therefor and the conditions and limitations applicable to the exercise of the Unit Appreciation Right, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

i. Exercise Price. The exercise price per Unit Appreciation Right shall be determined by the Committee at the time the Unit Appreciation Right is granted but may not be less than the Fair Market Value of a Unit as of the date of grant.

ii. Time of Exercise. The Committee shall determine the Restricted Period, i.e., the time or times at which a Unit Appreciation Right may be exercised in whole or in part, which may include accelerated vesting upon the achievement of specified performance goals.

iii. Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment or consulting with the Company and its Affiliates or membership as a

Director, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Unit Appreciation Rights awarded to the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Unit Appreciation Rights.

iv. Unit Appreciation Right DERs. To the extent provided by the Committee, in its discretion, a grant of Unit Appreciation Rights may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Unit Appreciation Rights Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Absent any provision to the contrary with regard to the DERs in the Award Agreement, DERs shall be subject to the same vesting restrictions as apply to the Unit Appreciation Rights with respect to which they were granted. Further, as required by Section 409A of the Code, DERs granted in tandem with UARs shall not be directly or indirectly contingent on the exercise of the UARs with respect to which they were granted. Settlement of DERs, if any, granted in tandem with UARs shall comply with Section 6.h.viii.

c. Phantom Units. The Committee shall have the authority to determine the Employees, Consultants, and Directors to whom Phantom Units shall be granted, the number of Phantom Units to be granted to each such Participant, the Restricted Period, the time or conditions under which the Phantom Units may become vested or forfeited, which may include the accelerated vesting upon the achievement of specified performance goals or other events, and such other terms and conditions as the Committee may establish with respect to such Awards, including whether DERs are granted with respect to such Phantom Units.

i. DERs. To the extent provided by the Committee in its discretion, a grant of Phantom Units may include a tandem DER grant, which provides that such DERs shall be credited to a bookkeeping account (without interest) and shall be paid to the Participant in cash upon the vesting of the tandem Phantom Unit. However, the Committee, in its discretion, may provide such other terms, including different vesting and payment forms and mediums and the “investment” of such DERs in additional Phantom Units, as it may choose with respect to DERs and may also provide that a grant of Phantom Units does not include tandem DERs. Absent any provision to the contrary in the Award Agreement, any DERs granted in tandem with UARs shall be subject to the same vesting restrictions as the UARs so granted. Settlement of DERs, if any, granted in tandem with Phantom Units shall comply with Section 6.h.viii.

ii. Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment or consulting arrangement with the Company, the Partnership and their Affiliates or membership as a Director, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Phantom Units awarded to the Participant, and any outstanding tandem DERs credited to such Participant, shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Phantom Units and tandem DERs.

iii. Lapse of Restrictions. Upon or as soon as reasonably practicable following the vesting of each Phantom Unit, subject to the provisions of Section 8.b, the Participant shall be entitled to settlement of such Phantom Unit by receiving from the Company cash equal to the Fair Market Value of one Unit as of the date on which the Restricted Period ends by vesting; however, the Committee, in its discretion, may elect to pay such vested Phantom Unit in the form of one Unit in lieu of cash. In all events, settlement shall be made no later than the 15th day of the 3rd calendar month following the date on which the Restricted Period ends by vesting.

d. Restricted Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units shall be granted, the number of Restricted Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units may become vested or forfeited, which may include the accelerated vesting upon the achievement of specified performance goals or other events, and such other terms and conditions as the Committee may establish with respect to such Awards.

i. UDRs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that distributions made by the Partnership with respect to the Restricted Units shall be subject to such forfeiture and other restrictions as the Committee may choose and, if so restricted, such distributions shall be held, without interest, until the UDR vests or is forfeited. In addition, the Committee may provide that such distributions be used to acquire additional Restricted Units for the Participant. Such additional Restricted Units may be subject to such vesting and other terms as the Committee may prescribe. Absent such a restriction on the UDRs in the Award Agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction. Settlement of UDRs, if any, granted in tandem with Restricted Units shall comply with Section 6.h.viii.

ii. Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment or consulting with the Company, the Partnership and their Affiliates or membership as a Director, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding unvested Restricted Units awarded the Participant, and any unpaid UDRs credited to the Participant, shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeitures with respect to a Participant’s Restricted Units and UDRs.

iii. Lapse of Restrictions. Upon or as soon as reasonably practical following the vesting of each Restricted Unit, subject to the provisions of Section 8.b, the Participant shall be entitled to have the restrictions removed from his or her Unit certificate so that the Participant then holds an unrestricted Unit.

e. Unit Awards. Unit Awards may be granted under the Plan to such Employees, Consultants and Directors and in such amounts as the Committee, in its discretion, may select.

f. Other Unit-Based Awards. Other Unit-Based Awards may be granted under the Plan to such Employees, Consultants and Directors as the Committee, in its discretion, may select. An Other Unit-Based Award shall be an award denominated or payable in, valued in or otherwise based on or related to Units, in whole or in part, and shall include unrestricted Units paid in lieu of any bonus or incentive compensation otherwise payable in cash. The Committee shall determine the terms and conditions, if any, of any such Other Unit-Based Award. Upon or as soon as reasonably practicable following vesting, an Other Unit-Based Award may be settled, as determined by the Committee in its discretion, in cash, Units (including Restricted Units) or any combination thereof as determined by the Committee, in its discretion. In all events, settlement shall be made no later than the 15th day of the 3rd calendar month following the date on which the Restricted Period ends by vesting.

g. Replacement Awards. Awards may be granted under the Plan in substitution or replacement for similar equity awards cancelled or forfeited by Employees, Consultants and Directors as a result of a merger or acquisition by the Partnership or an Affiliate of an entity or the assets of an entity. Such Replacement Awards may have such terms and conditions as the Committee may determine and the exercise price of an Option may be less than the Fair Market Value of a Unit on the date of such substitution or replacement. Notwithstanding the foregoing, Replacement Awards may not be granted to the extent that such grant would cause the application of Section 409A of the Code to the Award or create adverse tax consequences under Section 409A of the Code should that Code section apply to the Award.

h. General.

i. Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company, the Partnership or any Affiliate. No Award shall be issued in tandem with another Award if the tandem Awards would result in adverse tax consequences under Section 409A of the Code. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company, the Partnership or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

ii. Limits on Transfer of Awards.

a) Except as provided in Section 6.h.ii.c), each Option and Unit Appreciation Right shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

b) Except as provided in Section 6.h.ii.c), no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, the Partnership or any Affiliate.

c) To the extent specifically provided by the Committee with respect to an Award, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities on such terms and conditions as the Committee may from time to time establish.

iii. Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, but shall not exceed 10 years.

iv. Issuance of Units. The Units purchased or delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be inscribed on any certificates to make appropriate reference to such restrictions.

v. Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee determines.

vi. Delivery of Units or Other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, if the Company is not reasonably able to obtain Units to deliver pursuant to such Award without violating the rules or regulations of any applicable law or securities exchange, no delivery shall occur until such time as the Committee, in good faith, determines that the delivery of Units may be made without violating applicable law or the applicable rules or regulations of any governmental agency or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including any exercise price or tax withholding) is received by the Company.

vii. Change of Control, Similar Events. Upon the occurrence of a Change of Control, a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization of or involving the Partnership, any change in applicable law or regulation affecting the Plan or Awards thereunder, or any change in accounting principles affecting the financial statements of the Partnership, the Committee, in its sole discretion, without the consent of any Participant or holder of an Award, and on such terms and conditions as it deems appropriate, may take any one or more of the following actions in order to either prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or an outstanding Award or mitigate any unfavorable accounting consequences:

a) provide for either i) the cancellation and termination of any Award in exchange for an amount of cash, other property or securities, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights or if the Participant were a unitholder on the occurrence of such event (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or ii) the replacement of such Award with or the conversion of such Award into cash or other securities with other rights or property selected by the Committee in its sole discretion;

b) provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar options, rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;

c) make adjustments in the number and type of Units (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards or in the terms and conditions of (including the exercise price), and the vesting and performance criteria included in, outstanding Awards, or both;

d) provide that such Award shall be exercisable or payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

e) provide that the Award cannot be exercised or become payable after such event, i.e., that it shall terminate upon such event.

; provided, however, that notwithstanding the foregoing, with respect to an above event that is an “equity restructuring” event that would be subject to a compensation expense pursuant FAS 123R if a discretionary change were made, the provisions in Section 4.c shall control to the extent they are in conflict with the discretionary provisions of this Section 6; and provided further, however, that, notwithstanding the foregoing, the Committee shall have no discretion under this Section 6.h.vii to modify the time at which a payment related to an award that provides for the deferral of compensation within the meaning of Section 409A of the Code shall be made to any Participant except that, upon a Change in Control that constitutes change in the ownership or effective control of the Partnership or in the ownership of a substantial portion of the assets of the Partnership (both as defined for purposes of Section 409A of the Code), all such awards shall become immediately payable, to the extent then vested, unless and to the extent the Committee specifically provides to the contrary in the applicable Award Agreement.

viii. Payment of DERs and UDRs. Except as otherwise provided in the Award Agreement, DERs and UDRs that are not subject to a Restricted Period (whether because the DERs or UDRs were originally granted without restrictions or the Restricted Period ended by vesting) shall be currently paid to the Participant at the time of the distribution are made to unitholders. Except as otherwise provided in the Award Agreement, to the extent DERs or UDRs are subject to a Restricted Period, such amounts shall be paid to the Participant in a single lump sum no later than the 15th day of the 3rd calendar month following the date on which the Restricted Period ends by vesting.

7. Amendment and Termination. Except to the extent prohibited by applicable law:

a. Amendments to the Plan. Except as required by the rules of the principal securities exchange or inter-dealer quotation system on which the Units are traded or listed, by the Code or by the Exchange Act or other applicable law, and subject to Section 7.b, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any Partner, Participant, other holder or beneficiary of an Award, or any other Person. Notwithstanding the foregoing, no amendment, alteration, suspension, discontinuance, or termination of the Plan will modify the time at which a payment related to an award that provides for the deferral of compensation within the meaning of Section 409A of the Code shall be made to any Participant except to the extent such a modification is permitted by, and in compliance with, Section 409A and the applicable guidance issued thereunder.

b. Amendments to Awards. Subject to Section 7.a, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 6.h.vii or, as determined by the Committee, in its sole discretion, as being necessary or appropriate to comply with applicable law in any Award shall materially reduce the benefit of a Participant without the consent of such Participant. Notwithstanding the foregoing, if the terms of an Award would result in the imposition of the additional tax under Section 409A of the Code, the Award will be reformed, if possible, to avoid imposition of such tax in a manner that will result in the least adverse economic impact on the Participant and, for purposes of the Plan, such reformation shall be deemed not to reduce the Participant’s rights thereunder and shall not require the Participant’s consent.

8. General Provisions.

a. No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each Participant.

b. Tax Withholding. Unless other arrangements have been made that are acceptable to the Company, the Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, other securities or property, or Units that would otherwise be issued or delivered pursuant to such Award) of any applicable taxes payable in respect of the grant or settlement of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes.

c. No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company, the Partnership or any Affiliate or to remain a Director or continue to provide services as a Consultant, as applicable. Further, the Company, the Partnership or an Affiliate may at any time dismiss a Participant from employment or services, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or other agreement.

d. Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.

e. Compliance with Section 409A of the Code. Nothing in the Plan or any Award Agreement shall operate or be construed to cause the Plan or an Award, to the extent subject to Section 409A, to fail to comply with the requirements of Section 409A of the Code. With respect to any Award that is subject to Section 409A of the Code, the applicable provisions of Section 409A the Code and the regulations thereunder are hereby incorporated by reference and shall control over any provision of the Plan or any Award Agreement that is in conflict therewith. For purposes of such compliance, in the event that an Award that is subject to Section 409A of the Code is payable in connection with a Participant’s termination of service as an Employee, Consultant or Director, such payments shall be made only in connection with a “separation from service” within the meaning of Section 409A of the Code and the regulations thereunder (a “Separation from Service”) and the provisions of the Plan (including the adjustment provisions of Section 4.c, Section 6.g and Section 6.h.vii) shall be applied in a manner consistent with the requirements of Section 409A. Further, notwithstanding anything to the contrary in this Plan, in the event an Award issued under the Plan is subject to Section 409A of the Code, if upon a Participant’s Separation from Service, the Participant is a “specified employee” within the meaning of Section 409A of the Code, and the deferral of any amounts or benefits otherwise payable or to be provided under any Award made pursuant to this Plan as a result of the Participant’s Separation from Service is necessary in order to prevent any accelerated or additional tax to the Participant under Section 409A of the Code, then the Company will delay the payment of any such amounts or the provision of any such benefits hereunder until the earliest of (x) the date that is six (6) months following the date of the Participant’s Separation from Service and (y) the date of the Participant’s death following such Separation from Service. Upon the expiration of the applicable deferral period, any delayed amounts will be paid to the Participant in a single lump sum, with interest from the date otherwise payable, at the prime rate as published in The Wall Street Journal on the Participant’s Separation from Service, and any delayed benefits will be provided on such date.

f. Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

g. Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or result in recoverable short-swing profits under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

h. No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any participating Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate.

i. No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine, in its sole discretion, whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated, with or without consideration.

j. Facility Payment. Any amounts payable hereunder to any Person under legal disability or who, in the judgment of the Committee, is unable to properly manage his or her financial affairs, may be paid to the legal representative of such Person, or may be applied for the benefit of such Person in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

k. No Guarantee of Tax Consequences. None of the Board, the Partnership, nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

9. Term of the Plan. The Plan shall become effective on the date of its approval by the Board and shall terminate on, and no Awards may be granted after, the earliest of a. the date established by the Board or the Committee, b. the 10th anniversary of the date the Plan was adopted by the Company (or such earlier anniversary, if any, required by the rules of the exchange on which Units are traded) or c. the date Units are no longer available for delivery pursuant to Awards under the Plan. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to any Plan termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

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Adopted by unitholder approval: effective [July 11], 2012.